Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Global Series, Inc.:
     RiverSource Emerging Markets Fund
     RiverSource Global Balanced Fund
     RiverSource Global Bond Fund
     RiverSource Global Equity Fund
     RiverSource Global Technology Fund

The board of trustees and unitholders
World Trust:
     Emerging Markets Portfolio
     World Income Portfolio
     World Growth Portfolio
     World Technologies Portfolio

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP

    Minneapolis, Minnesota
    December 20, 2005